EXHIBIT 99.1

Media Contact:	Investor Contact:
Helena Kimball	Mila Birnbaum
Greenough Communications	Raindance
415.434.3200 x12	800.878.7326 ext. 3000
hkimball@greenoughcom.com	ir@raindance.com

RAINDANCE REPORTS FIRST QUARTER 2004 RESULTS

Louisville, Colo., April 28, 2004 - Raindance Communications® (NASDAQ: RNDC), a premier provider of integrated web and audio conferencing, today announced its results for the quarter ended March 31, 2004.

First Quarter 2004 Results

•	First quarter revenue of $19.6 million, up 27% from the same period in 2003
•	First quarter net loss of $705,000 or $0.01 per share compares to net income of $340,000 or $0.01 per diluted share in the same period in 2003
•	First quarter adjusted EBITDA* of $2.6 million compares to $3.8 million in the same period in 2003
•	Overall gross margin of 56% in the first quarter, compares to 58% in the same period in 2003

Total revenue for the first quarter of 2004 was $19.6 million, representing a 27% increase from the same period in 2003. In addition, the company incurred a net loss of $705,000 or $0.01 per share, which compares to net income of $340,000 or $0.01 per diluted share in the same period of 2003. Raindance reported adjusted EBITDA* of $2.6 million in the first quarter of 2004, versus $3.8 million in the same period last year. The company also reported strong operational metrics, including a substantial increase in usage-based minutes, which grew to 201 million, a 45% increase from the first quarter of 2003 and an 18% sequential increase from the fourth quarter of 2003. Cash flow from operations for the quarter was $718,000 which compares to $2.5 million for the same period last year. The company’s net increase in cash for the quarter was $553,000 which compares to $1.1 million for the same period last year. The quarter-ending cash balance was $40.2 million.

“Q1 was a solid quarter for Raindance and we continued to make progress toward achieving our goals for outstanding business execution – transforming sales and marketing to capitalize on the tremendous opportunity presented by multi-media conferencing,” said president and CEO, Don Detampel. “When I look ahead to the rest of 2004 and beyond, I am excited about our prospects. I believe we’re taking all the right steps to secure Raindance’s market leadership and have laid the foundation for our long-term success.”

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Guidance
The following information contains forward-looking statements regarding Raindance’s financial performance. These statements are based on current expectations and Raindance assumes no obligation to update any forward-looking information contained in this press release. Primarily as a result of expected increases in sales and marketing expenditures to support our next-generation services in Q2 and a one-time stock compensation charge of $900,000 in connection with the anticipated departure of the company’s current SVP of Sales, the company anticipates a Q2 net loss in the range of $2.5 to $3.5 million. Additionally, during the second quarter, we expect a large customer to transition its conferencing to an internal system, and as a result, the company expects Q2 revenues of between $18.5 and $19.0 million.

Management will discuss these and other results and provide 2004 second quarter guidance on Raindance’s quarterly earnings call today, April 28, 2004, beginning at 4:30 p.m. Eastern Time. The public may access the call by visiting the Investor Relations section of Raindance’s web site at www.raindance.com and clicking on the Q1 2004 Earnings Webcast icon. If you are unable to participate during the live webcast, a replay of the call will be available at www.raindance.com after the conclusion of the conference call.

* Explanation of adjusted EBITDA, a Non-GAAP Financial Measure
We report adjusted EBITDA (EBITDA excluding stock-based compensation expense), a financial measure that is not defined by Generally Accepted Accounting Principles. We believe that adjusted EBITDA is a useful performance metric for our investors and is a measure of operating performance and liquidity that is commonly reported and widely used by financial and industry analysts, investors and other interested parties because it eliminates significant non-cash charges to earnings. Additionally, sophisticated financial institutions and banks use adjusted EBITDA as a performance metric in their lending practices. For example, adjusted EBITDA is used to determine our compliance with a financial covenant in the company’s credit agreement. 2004 and 2003 first quarter adjusted EBITDA have been reconciled with net income (loss) for such periods in the attached Condensed Consolidated Statements of Operations. It is important to note that non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

About Raindance Communications
Raindance Communications, Inc. (NASDAQ: RNDC) redefines the everyday meeting experience with the industry’s only integrated web, audio and multipoint desktop video conferencing platform. Raindance Meeting Edition replicates the ease and flow of in-person meetings by enabling remote meetings that are as natural as sitting around a conference room table. With Raindance Meeting Edition, users find it incredibly easy to start or join a meeting, to engage participants with one-click sharing of applications, and to control meeting flow with integrated audio and video participant tracking. Thousands of corporate customers currently use Raindance’s technology to more effectively communicate with colleagues, vendors, customers and partners around the world. For more information, please visit www.raindance.com or call 800.878.7326.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995.
This release contains plans, intentions, objectives, estimates and expectations that may constitute forward-looking statements. Forward-looking statements in this release include, but are not limited to: our expectations regarding future growth and financial performance, including our ability to expand our market share; our estimates for revenue, net income or loss and gross margins in 2004; any implication that our earnings and gross margins are sustainable or growing; and all additional statements that confer or infer future demand for our services or positive operating results from the provision of these services. These statements are subject to risks and uncertainties, which could cause future events to differ materially. These risks and uncertainties include, but are not limited to, risks with respect to our ability to properly forecast operating results; recent changes in the economy and its effect on our business; changes in our marketplace and in communication services technology; competition from existing and new competitors; pricing pressure; our ability to retain existing customers, including our largest customers, one of which informed us, that in the near future, they will no longer be using our services; our ability to increase existing customer usage of our services; and our ability to timely and successfully deliver our services. We may not be able to effectively address these risks, and accordingly our financial performance and stock price may be adversely affected. A detailed description of additional factors that could cause actual results to differ materially from those contained in the forward-looking statements can be found in our filings with the Securities and Exchange Commission, including our Form 10-K filed on March 12, 2004. Copies of filings made with the SEC are available through the SEC’s electronic data gather analysis and retrieval system (EDGAR) at www.sec.gov. All forward-looking statements made in this press release are made as of the date hereof, and we assume no obligation to update the forward-looking statements included in this document.

Raindance, Raindance Communications, SwitchTower, OpenGo and our logo are trademarks or registered trademarks of Raindance Communications, Inc. All other company names and products may be trademarks of their respective companies.

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RAINDANCE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)
(unaudited)

	March 31, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$40,160	$39,607
Accounts receivable, net	10,806	8,958
Prepaid expenses and other current assets	1,487	1,779

Total current assets	52,453	50,344
Property and equipment, net	24,030	25,752
Goodwill	45,587	45,587
Other assets	857	874

Total Assets	$122,927	$122,557

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,977	$7,598
Current portion of long-term debt	2,126	1,314
Accrued expenses	2,502	3,863
Current portion of restructuring reserve	287	278
Deferred revenue	196	112

Total current liabilities	14,088	13,165
Restructuring reserve, less current portion	114	187
Long-term debt, less current portion	87	1,227
Other	56	56

Total Liabilities	14,345	14,635

Stockholders’ Equity:
Common stock	82	81
Additional paid-in capital	280,101	278,440
Deferred stock-based compensation	(2,544)	(2,247)
Accumulated deficit	(169,057)	(168,352)

Total Stockholders’ Equity	108,582	107,922

Total Liabilities and Stockholders’ Equity	$122,927	$122,557

RAINDANCE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three months ended
	March 31,
	2004	2003
Revenue	$19,582	$15,438
Cost of revenue	8,556	6,476

Gross profit	11,026	8,962

Operating expenses:
Sales and marketing	6,500	4,463
Research and development	2,726	1,697
General and administrative	1,909	1,676
Stock-based compensation expense	613	781

Total operating expenses	11,748	8,617

Income (loss) from operations	(722)	345
Other income (expense), net	17	(5)

Net income (loss)	$(705)	$340

Net income (loss) per share-
-Basic	$(0.01)	$0.01

-Diluted	$(0.01)	$0.01

Weighted average number of common shares outstanding-
-Basic	53,548	52,557
-Diluted	53,548	53,930

Reconciliation of net income (loss) to adjusted EBITDA:
Net income (loss)	$(705)	$340
Add: depreciation, amortization and other income (expense), net	2,730	2,636
Add: stock-based compensation expense	613	781

Adjusted EBITDA	$2,638	$3,757

RAINDANCE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)
(unaudited)

	Three months ended
	March 31,
	2004	2003
Cash flows from operating activities:
Net income (loss)	$(705)	$340
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,747	2,632
Stock-based compensation	613	781
Other	17	15
Changes in operating assets and liabilities:
Accounts receivable	(1,847)	(468)
Prepaid expenses and other current assets	(73)	(523)
Other assets	80	(13)
Accounts payable and accrued expenses	(198)	(305)
Deferred revenue	84	38

Net cash provided by operating activities	718	2,497

Cash flows from investing activities:
Purchase of property and equipment	(613)	(1,707)
Proceeds from disposition of equipment	—	10
Change in restricted cash	23	164

Net cash used by investing activities	(590)	(1,533)

Cash flows from financing activities:
Proceeds from issuance of common stock	753	476
Payments on debt	(328)	(301)

Net cash provided by financing activities	425	175

Increase in cash and cash equivalents	553	1,139
Cash and cash equivalents at beginning of period	39,607	31,699

Cash and cash equivalents at end of period	$40,160	$32,838